Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Berry Plastics Group, Inc. 2006 Equity Incentive Plan and the Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan of our report dated April 27, 2009, with respect to the consolidated financial statements of Pliant Corporation included in its Registration Statement (Form S-1 No. 333-180294) and related Prospectus dated October 3, 2012 of Berry Plastics Group, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

October 18, 2012